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                                                                    EXHIBIT 10.8

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of this 27th day of December 2001, between TECHNICAL COMMUNICATIONS CORPORATION ("Borrower") and COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), is made in reference to the following facts:

     A. Borrower previously entered into a Loan and Security Agreement with Coast dated July 31, 2000 (as amended, the "Loan Agreement") and related documents in connection therewith (as each may be amended, supplemented, replaced or modified from time to time, the "Loan Documents"). Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

     B. Borrower has requested certain modifications to the Loan Agreement.

     C. Coast is willing to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

     NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows:

1. Full Covenant Compliance. Section 2.1 of the Loan Agreement is hereby amended by inserting the words "and, without limiting the foregoing, Borrower is in full compliance with the financial covenants set forth in Section 8.1 of the Schedule to the Loan Agreement" to the conclusion of the first sentence of such section.

2. Credit Limit. Section 2.1 of the Schedule to the Loan Agreement is hereby amended by deleting the words "Five Million Dollars ($5,000,000)" and substituting the words "One Million Dollars ($1,000,000)" in lieu thereof.

3. Tangible Net Worth. Paragraph 1 of Section 8.1 of the Schedule to the Loan Agreement is hereby amended in full and restated as follows:

        "1. Borrower shall at all times have a Tangible Net Worth of not less than $1,650,582 for the quarter ending December 31, 2001, $1,675,754 for the quarter ending March 31, 2002, $1,773,919 for the quarter ending June 30, 2002 and $1,817,709 for the quarter ending September 30, 2002, based on a trailing six months basis."

4. Minimum Cash Covenant. Paragraph 5 of Section 8.1 of the Schedule to the Loan Agreement is hereby amended in full and restated as follows:

        "5. Borrower shall at all times maintain cash balances of at least $203,590 for the quarter ending December 31, 2001, $385,818 for the quarter ending March 31, 2002, $474,899 for the quarter ending June 30, 2002 and $384,915 for the quarter ending September 30, 2002. If the cash balances fall below the amounts set forth in this paragraph 5, the reporting criteria otherwise set forth in this Agreement may be modified at the option of Coast and the advance rates against Eligible Receivables and Inventory may be reduced at the discretion of Coast (such discretion to be exercised in Coast's reasonable business judgment)."

5. Reporting. If at any time, Borrower has any Loans outstanding under this Agreement, then during such time, the monthly reporting requirements set forth in paragraphs 1 through 3 of Section 8 of the Schedule to the Loan Agreement shall be converted from monthly to weekly or daily (at Coast's discretion) reporting.

6. EBIT. Paragraph 7 of Section 8.1 of the Schedule to the Loan Agreement is hereby amended in full and restated as follows:

        "7. Borrower shall at all times maintain EBIT (as defined below) of not less than $14,281 for the quarter ending December 31, 2001, $10,042 for the quarter ending March 31, 2002, $63,880 for the quarter ending June 30, 2002 and $131,173 for the quarter ending September 30, 2002, measured quarterly on a rolling 6-month basis. If at any time, Borrower has any Loans outstanding under this Agreement, Borrower, during such time, shall maintain a ratio of (a) EBIT (as defined below) to (b) interest expense of not less than 1.00 to 1.00 with quarterly increases in such covenant based on Borrower's net income measured on a trailing 6-month basis. `EBIT' means, in any fiscal period, Borrower's net income (other than extraordinary or non-recurring items of Borrower for such period), plus (i) the amount of all interest expense and income tax expense of Borrower for such period, and plus or minus (as the case may be)

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        (ii) any other non-cash charges which have been added or
        subtracted, as the case may be, in calculating Borrower's net income for such period. For purposes of this covenant, "rolling 6-month basis" means that such covenant shall be measured using the applicable two most recently concluded fiscal quarters."

7. Access to Collateral, Books and Records. Section 8.4 of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following in lieu thereof:

        "At reasonable times but not less frequently than semi-annually and on one (1) Business Day's notice, Coast, or its agents, shall have the right to perform Audits; provided that if Borrower has any Loans outstanding under this Agreement, such Audits shall be preformed no less frequently than quarterly. With respect to any borrowing occurring hereunder, not less than thirty days prior to the date of such borrowing, Borrower shall provide Coast with written notice of Borrower's intent to borrow from Coast in order for Coast to conduct an Audit, the results of which must be satisfactory to Coast in its discretion."

8.  Maturity Date.

    (a) Section 9.1 of the Loan Agreement is hereby amended in full and restated as follows:

        "This Agreement shall continue in effect until the Maturity
        Date."

    (b) Section 9.1 of the Schedule to the Loan Agreement is hereby amended in full and restated as follows:

        "December 31, 2002, subject to early termination as provided in
        Section 9.2 of the Agreement. The Agreement will not be renewed on or after December 31, 2002, except with the prior written consent of Coast and Borrower, such consent to be at their sole discretion."

9. Conditions Precedent. The amendments hereunder are conditioned upon Lender's receipt of a fully-executed copy of this Amendment.

10. Covenant. Borrower shall deliver to Coast by no later than June 30, 2002, new financial projections forecasting the period from September 30, 2002 through September 30, 2003, for evaluation of covenants and loan structure for the then duration of the Loan Agreement and as information to consider whether Coast will offer, in its sole discretion, to renew the Agreement on or after December 31, 2002.

11. Amendment Fee. In addition to all other fees and charges, Borrower hereby agrees to pay Coast an amendment fee of $5,000, fully earned and payable on the date hereof.

12. Reaffirmation. Except as modified by the terms herein, the Loan Agreement and the other Loan Documents remain in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement or the other Loan Documents, the terms and provisions of this Amendment shall govern.

13. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.

15. Attorneys' Fees; Costs. Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

16. Jury Trial Waiver. BORROWER AND COAST EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THE LOAN DOCUMENTS, THIS AMENDMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS

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CONDUCT BY BORROWER OR COAST, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT
OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND COAST.


"Borrower"                              "Coast"

TECHNICAL COMMUNICATIONS                COAST BUSINESS CREDIT,
CORPORATION                               a division of Southern Pacific Bank


By:    /s/ Carl H. Guild Jr.            By:    /s/ Lawrence Weinstein
       -----------------------                 -------------------------
Name:  Carl H. Guild Jr.                Name:  Lawrence Weinstein
       -----------------------                 -------------------------
Title: President & CEO                  Title: Vice President
       -----------------------                 -------------------------




          Each of the undersigned hereby acknowledges and consents to the foregoing Amendment and confirms and agrees that the Continuing Guaranty executed by it in favor of Coast shall remain in full force and effect in accordance with its terms.

TCC INVESTMENT CORPORATION                TCC FOREIGN SALES CORPORATION

By:  /s/ Carl H. Guild Jr.                By:  /s/ Carl H. Guild Jr.
     ---------------------------               -------------------------
Its: President                            Its: President
     ---------------------------               -------------------------

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